Exhibit 99.1
NV5 ANNOUNCES THIRD QUARTER RESULTS; EXCEEDS ANALYST CONSENSUS
Hollywood, FL – November 2, 2023 – NV5 Global, Inc. (Nasdaq: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, consulting solutions, and software applications, today reported financial results for the third quarter ended September 30, 2023.

"NV5 delivered record revenues of $239 million in the third quarter of 2023, a 17% increase over the same period a year ago. Our geospatial business continued to build upon its strong performance in the first half of 2023 and we had strong performances by our clean energy, technology, data center, and international businesses. Our Red Technologies acquisition expanded our international footprint as we capitalized on the universal demand for data centers. The infrastructure business continues its acceleration throughout 2023, growing 6% compared to the second quarter of the 2023 and 16% compared to the first quarter. We approach 2024 with a record backlog of $833 million and we are well-positioned to achieve our goal of a $1 billion revenue run rate by the end of next year." said Dickerson Wright, PE, Chairman and CEO of NV5.
Third Quarter 2023 Results
•Gross revenues in the third quarter of 2023 were $239.3 million compared to $204.1 million in the third quarter of 2022, a 17% increase.
•Positive trends in our organic growth.
•Gross profit in the third quarter of 2023 was $115.4 million compared to $99.9 million in the third quarter of 2022, a 16% increase.
•Net income in the third quarter of 2023 was $13.3 million compared to $16.1 million in the third quarter of 2022. Net income was impacted by increases in amortization from acquisitions, acquisition-related costs, interest expense, and income tax benefits, as well as lower margins in our LNG business, driven by project timing.
•Adjusted EBITDA in the third quarter of 2023 was $37.8 million compared to $36.0 million in the third quarter of 2022, a 5% increase. Adjusted EBITDA was impacted by lower margins in our LNG business, driven by project timing.
•GAAP EPS in the third quarter of 2023 was $0.86 per share compared to $1.05 per share in the third quarter of 2022. Diluted weighted average shares were 15,497,836 in the third quarter of 2023, compared to 15,301,545 in the third quarter of 2022.
•Adjusted EPS in the third quarter of 2023 was $1.51 per share compared to $1.50 per share in the third quarter of 2022. Diluted weighted average shares were 15,497,836 in the third quarter of 2023, compared to 15,301,545 in the third quarter of 2022.
Nine Months Ended September 30, 2023 Results
•Gross revenues for the nine months ended September 30, 2023 were $646.2 million compared to $597.0 million in the nine months ended October 1, 2022, an 8% increase.
•Gross profit for the nine months ended September 30, 2023 was $321.7 million compared to $293.0 million in the nine months ended October 1, 2022, a 10% increase.
•Net income for the nine months ended September 30, 2023 was $34.7 million compared to $42.0 million in the nine months ended October 1, 2022. Net income was impacted by increases in amortization from acquisitions, interest expense, and benefits from acquisition-related costs. Net income was also affected by lower margins in our LNG business, driven by project timing, and lower income from operations in our real estate transactional business.
•Adjusted EBITDA for the nine months ended September 30, 2023 was $100.5 million compared to $102.7 million in the nine months ended October 1, 2022. Adjusted EBITDA was impacted by lower margins in our LNG business, driven by project timing, and lower income from operations in our real estate business.
•GAAP EPS for the nine months ended September 30, 2023 was $2.24 per share compared to $2.75 per share in the nine months ended October 1, 2022. Diluted weighted average shares were 15,448,693 for the nine months ended September 30, 2023, compared to 15,242,453 in the nine months ended October 1, 2022.
•Adjusted EPS for the nine months ended September 30, 2023 was $3.67 per share compared to $3.99 per share in the nine months ended October 1, 2022. Diluted weighted average shares were 15,448,693 for the nine months ended September 30, 2023, compared to 15,242,453 in the nine months ended October 1, 2022.

Full-Year Guidance
•Gross revenues between $860 million and $868 million.
•GAAP EPS between $2.80 per share and $3.17 per share.
•Adjusted EPS between $4.79 per share and $5.16 per share.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits, and acquisition-related costs. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its third quarter 2023 financial results at 4:30 p.m. (Eastern Time) on November 2, 2023. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, November 2, 2023
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 888-412-4117
International dial-in number:    +1 646-960-0284
Conference ID:    6172299
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of technology, conformity assessment, and consulting solutions for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: Construction quality assurance, infrastructure engineering, utility services, buildings & technology, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$46,439	$38,541
Billed receivables, net	166,859	145,637
Unbilled receivables, net	122,049	92,862
Prepaid expenses and other current assets	14,239	13,636
Total current assets	349,586	290,676
Property and equipment, net	49,930	41,640
Right-of-use lease assets, net	39,105	39,314
Intangible assets, net	236,433	160,431
Goodwill	527,030	400,957
Other assets	3,881	2,705
Total Assets	$1,205,965	$935,723

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$67,144	$57,771
Accrued liabilities	64,538	44,313
Billings in excess of costs and estimated earnings on uncompleted contracts	42,808	31,183
Other current liabilities	2,286	1,597
Current portion of contingent consideration	3,845	10,854
Current portion of notes payable and other obligations	12,989	15,176
Total current liabilities	193,610	160,894
Contingent consideration, less current portion	1,897	4,481
Other long-term liabilities	29,102	29,542
Notes payable and other obligations, less current portion	215,642	39,673
Deferred income tax liabilities, net	5,797	6,893
Total liabilities	446,048	241,483

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 15,892,912 and 15,523,300 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	159	155
Additional paid-in capital	502,909	471,300
Accumulated other comprehensive income (loss)	(612)	—
Retained earnings	257,461	222,785
Total stockholders’ equity	759,917	694,240
Total liabilities and stockholders’ equity	$1,205,965	$935,723

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Gross revenues	$239,287	$204,075	$646,242	$596,960

Direct costs:
Salaries and wages	56,853	48,295	162,316	141,976
Sub-consultant services	45,522	41,253	112,827	116,557
Other direct costs	21,468	14,592	49,357	45,426
Total direct costs	123,843	104,140	324,500	303,959

Gross profit	115,444	99,935	321,742	293,001

Operating expenses:
Salaries and wages, payroll taxes, and benefits	60,262	49,670	171,883	146,719
General and administrative	20,257	16,730	49,728	47,611
Facilities and facilities related	6,011	5,441	17,208	15,822
Depreciation and amortization	13,840	9,771	38,426	29,373
Total operating expenses	100,370	81,612	277,245	239,525

Income from operations	15,074	18,323	44,497	53,476

Interest expense	(3,882)	(1,003)	(9,111)	(2,804)

Income before income tax benefit (expense)	11,192	17,320	35,386	50,672
Income tax benefit (expense)	2,124	(1,257)	(710)	(8,699)
Net income	$13,316	$16,063	$34,676	$41,973

Earnings per share:
Basic	$0.88	$1.09	$2.31	$2.85
Diluted	$0.86	$1.05	$2.24	$2.75

Weighted average common shares outstanding:
Basic	15,210,100	14,768,689	15,035,898	14,732,726
Diluted	15,497,836	15,301,545	15,448,693	15,242,453

Comprehensive income:
Net income	$13,316	$16,063	$34,676	$41,973
Foreign currency translation losses, net of tax	(421)	—	(612)	—
Comprehensive income	$12,895	$16,063	$34,064	$41,973

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Cash flows from operating activities:
Net income	$34,676	$41,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,498	33,091
Non-cash lease expense	10,346	9,409
Provision for doubtful accounts	940	1,252
Stock-based compensation	16,504	15,249
Change in fair value of contingent consideration	(7,518)	(543)
Gain on disposals of property and equipment	(633)	(100)
Deferred income taxes	(25,447)	(4,288)
Amortization of debt issuance costs	573	556
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	(6,364)	13,281
Unbilled receivables	(24,442)	(8,633)
Prepaid expenses and other assets	1,944	(8,105)
Accounts payable	3,846	(7,937)
Accrued liabilities and other long-term liabilities	1,243	(1,608)
Billings in excess of costs and estimated earnings on uncompleted contracts	(2,113)	(2,902)
Contingent consideration	(1,307)	—
Other current liabilities	689	(304)
Net cash provided by operating activities	45,435	80,391

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(189,109)	(5,020)
Proceeds from sale of assets	295	87
Purchase of property and equipment	(14,257)	(14,874)
Net cash used in investing activities	(203,071)	(19,807)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	188,000	—
Payments on notes payable	(6,399)	(7,796)
Payments of contingent consideration	(793)	(1,597)
Payments of borrowings from Senior Credit Facility	(15,000)	(45,000)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	(81)	—
Net cash provided by (used in) financing activities	165,727	(54,393)

Effect of exchange rate changes on cash and cash equivalents	(193)	—

Net increase in cash and cash equivalents	7,898	6,191
Cash and cash equivalents – beginning of period	38,541	47,980
Cash and cash equivalents – end of period	$46,439	$54,171

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Nine Months Ended
		September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net Income		$13,316	$16,063	$34,676	$41,973
Add:	Interest expense	3,882	1,003	9,111	2,804
	Income tax (benefit) expense	(2,124)	1,257	710	8,699
	Depreciation and amortization	15,293	11,033	42,498	33,091
	Stock-based compensation	5,777	5,634	16,504	15,249
	Acquisition-related costs*	1,702	1,043	(2,959)	892
Adjusted EBITDA		$37,846	$36,033	$100,540	$102,708

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Nine Months Ended
		September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net Income - per diluted share		$0.86	$1.05	$2.24	$2.75
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.85	0.59	1.98	1.66
	Income tax expense	(0.20)	(0.14)	(0.55)	(0.42)
Adjusted EPS		$1.51	$1.50	$3.67	$3.99